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        1

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)  October 8, 1997

                          Sun Healthcare Group, Inc.
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              (Exact name of registrant as specified in charter)

          DELAWARE                001-12040                 850410612
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(State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)         File Number)         Identification No.)

101 Sun Lane NE, Albuquerque, NM                              87109
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code        (505) 821-3355

                                     NONE
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        (Former name or former address, if changed since last report.)

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        2

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On October 8, 1997, Sunreg Acquisition Corp., a Delaware corporation wholly owned by Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), successfully completed a tender offer (the "Tender Offer") to purchase all of the outstanding shares of common stock of Regency Health Services, Inc., a Delaware corporation ("Regency"). As of 12:00 midnight EDT, on October 7, 1997, the deadline for tendering shares, an aggregate of 15,692,273 shares of common stock of Regency were validly tendered. The tendered shares represent approximately 98.4 of the total outstanding shares of common stock of Regency. Accordingly, the minimum share condition, which required that the tendered shares constitute not less than a majority of the shares of Regency on a fully diluted basis, was satisfied. The Tender Offer was conducted pursuant to the terms of an Agreement and Plan of Merger dated July 26, 1997 (the "Agreement and Plan of Merger") among the Company, Sunreg Acquisition Corp. and Regency.

As of 12:00 midnight EDT, on October 7, 1997, the tender offer expired and was terminated and as of 12:01 a.m. on October 8, 1997, the tendered shares were accepted by Sunreg Acquisition Corp. for payment of $22.00 per share, net to the seller in cash, without interest thereon subject to the terms and conditions set forth in the Company's Offer to Purchase dated August 1, 1997. Total consideration for the shares acquired in the tender offer was 345,230,006. Following the acceptance of the tendered shares, approximately 252,527 of the outstanding shares were owned by persons other than the Company and Sunreg Acquisition Corp.

The Company then effected a short-form merger of Sunreg Acquisition Corp. with and into Regency in accordance with Section 253 of the Delaware General Corporation Law. Pursuant to that short-form merger, shares not purchased in the tender offer were converted into the right to receive $22.00 in cash, without interest thereon. The short-form merger was completed on October 8, 1997. Holders of shares of common stock that were not tendered prior to the expiration of the tender offer were notified that the merger occurred and of their rights to exercise appraisal rights if such holders follow the procedures under Delaware law. The Company funded the acquisition of Regency with cash on hand and borrowings under its $1.2 billion credit facility with a group of banks led by NationsBank of Texas, N.A. The financing of the acquisition is described in
Item 4 of Amendment 6 to the Company's Schedule 14D-1 filed on September 6, 1997, which description is incorporated herein by reference.

Items 3-6.    Not Applicable

Items 7.      Financial Statements, Pro Forma Financial Information and Exhibits

     (a)      Financial Statements of Business Acquired

              The financial statements of Regency required by this Item will be filed by an amendment to this Report not later than 60 days after the date hereof.

     (b)      Pro Forma Financial Information

              The pro forma financial information required by this Item will be filed by an amendment to this Report not later than 60 days after the date hereof.

     (c)      Exhibit No.     Description

              2.1 Agreement and Plan of Merger, dated as of July 26, 1997, among Sun Healthcare Group, Inc., Sunreg Acquisition Corp. and Regency Health Services, Inc. (the "Agreement and Plan of Merger").

Item 8.       Not Applicable

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                                  SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 1997                       By: /s/ Robert D. Woltil
                                                  -----------------------
                                              Name: Robert D. Woltil
                                              Title: Vice President


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     4                     INDEX OF EXHIBITS

     2.1 Agreement and Plan of Merger dated July 26, 1997, among Sun Healthcare Group, Inc., Sunreg Acquisition Corp. and Regency Health Services Inc. (the "Agreement and Plan of Merger").